MORTON R. BRANZBURG
LEONARD M. KLEHR
RONA J. ROSEN
CAROL ANN SLOCUM
MICHAEL C. FORMAN
MICHAEL K. CORAN
JOANNE B. WILLS
KEITH W. KAPLAN
DOUGLAS F. SCHLEICHER
RICHARD M. BECK
DAVID S. EAGLE*
LAURANCE E. BACCINI
LAWRENCE D. ROVIN
STEVEN A. KAYE
STEVEN K. KORTANEK
JEFFREY O. GREENFIELD
JONATHAN D. BENNETT
SHAHAN G. TEBERIAN
JOHN F. LETCHFORD¶
DANIEL P. O’BRIEN
DONALD P. FOSTER	WILLIAM A. HARVEY
LAWRENCE J. AREM
RICHARD S. ROISMAN
ARNOLD E. COHEN
JEFFREY KURTZMAN
FRANCIS M. CORRELL, JR.
CARL S. PRIMAVERA
PAUL G. NOFER
BARRY J. SIEGEL
DENISE M. DAY
BRADLEY A. KROUSE
STEPHAN L. CUTLER
DAVID ZALESNE
CHARLES A. ERCOLE
WILLIAM W. MATTHEWS III
JEROLD J. NOVICK
RONALD J. PATTERSON
GLENN A. WEINER
DANIEL R. BLICKMAN
IRA A. ROSENAU	December 18, 2003	DAVID L. ZIVE
MATTHEW J. BORGER
MARY B. HALFPENNY
MICHAEL A. IACONELLI
HEATHER I. LEVINE
PINA S. WERTZBERGER
JON M. KATONA•
SHERMAN C. TOPPIN
JULIE M. HOLLAND
MICHAEL P. RITTINGER
ANTHONY P. TABASSO
BRETT D. FELDMAN
DAVID S. McLAUGHLIN
RANDI L. RUBIN
JOSEPH L. VELASCO
MATTHEW H. WERTHMAN
DANEEN E. DOWNEY
PAULA J. ZIMMERMAN
ADAM E. LAVER
MAGGIE S. SOBOLESKI
JOSEPH P. BRADICA
STEVE CUSANO
KELLY LENAHAN
STEPHANIE A. FOX
RICHARD C. DeMARCO
A. GRANT PHELAN
DIMITRI L. KARAPELOU
MARC H. STOFMAN
ROBERT J. DOWNS, JR.
JENNIFER L. SCOLIARD†
CRAIG F. ZAPPETTI
JEREL A. HOPKINS
LEE R. SUSSMAN
ROBERT L. BRUCE
MELISSA MacLEOD
JASON C. MENEGAKIS
LISA A. LORI
NICOLE M. NIGRELLI
BRAD P. BENDER
BRYAN D. WEISS
ROBERT A. BROWN
AMANDA J. MASUCCI
RONALD L. WOODMAN
WILLIAM J. CLEMENTS
DEBORA A. GONZALEZ
* MEMBER OF NEW YORK & DELAWARE BAR ONLY • MEMBER OF NEW YORK BAR ONLY † MEMBER OF DELAWARE & GEORGIA BAR ONLY ¶ REGISTERED PATENT ATTORNEY	OF COUNSEL DONALD M. HARRISON C. HOCHSTADTER DICKER ALAN CASNOFF PETER J. NORMAN MARY ELLEN O’LAUGHLIN ANDREW O. SCHIFF DENISE SEASTONE KRAFT

Encore Clean Energy, Inc.
Suite 610 375 Water Street
Vancouver, British Columbia
Canada V6B 5C6

RE: Encore Clean Energy, Inc. (the “Company”)

Ladies and Gentlemen:

          We have acted as special legal counsel in the State of Delaware to the Company in connection with a registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Registration Statement relates to the registration of up to 2,000,000 shares of the Company's common stock (the “Shares”) reserved for issuance with respect to the exercise of stock options and other eligible stock awards that may be granted (together, the “Stock Awards”) in accordance with the Company’s 2003 Stock Incentive Plan (the “Plan”). Our engagement regarding the Registration Statement has been limited to the delivery of our opinion set forth below regarding the legality of the Shares that are the subject of the Registration Statement.

          In connection with this opinion, we have examined:

(i)	the Certificate of Incorporation of the Company as in effect as of the date hereof;
(ii)	the Bylaws of the Company;
(iii)	resolutions adopted by the Board of Directors of the Company on December 5, 2003 with respect to the Plan;

(iv)	the Plan and the form of grant instrument attached thereto;
(v)	a written confirmation dated December 8, 2003 from the Company's transfer agent as to the number of shares of the Company's capital stock that were issued and outstanding as of December 8, 2003; and
(vi)

an Officer’s Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Officer’s Certificate”), including, but not limited to, the Company's statement of the aggregate number of options, warrants and other rights to purchase capital stock of the Company that are issued and outstanding.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that the certificates representing the Shares have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

          As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Officer’s Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

          Members of our firm are admitted to the bar in the State of Delaware and we express no opinion as to the laws of any other jurisdiction other than the laws of the United States.

          Based upon the foregoing, it is our opinion that the 2,000,000 Shares that may be issued and sold by the Company upon the exercise of stock options granted or to be granted under the Plan, when issued, sold and delivered in accordance with the Plan and the form of grant instrument attached thereto and in the manner and for the consideration stated in the Registration Statement, will be legally issued, fully paid and nonassessable.

          We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

/s/ KLEHR, HARRISON
HARVEY BRANZBURG & ELLERS LLP